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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 Current Report
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                       November 4, 1997 (October 29, 1997)



                            ORTEC INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)




Delaware                            0-27368           11-3068704
(State or other jurisdiction of     (Commission       (I.R.S. Employer
incorporation or organization)      File Number)      Identification No.)




3960 Broadway
New York, New York                                             10032
(Address of principal executive offices)                       (Zip Code)



Registrant's telephone number, including area code:(212) 740-6999
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                            ORTEC INTERNATIONAL, INC.
                                INDEX TO FORM 8-K
                FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                                NOVEMBER 4, 1997


                                ITEMS IN FORM 8-K

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Facing page

Item 5.           Other Events                                                3

Signatures


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ITEM 5.  OTHER EVENTS.

         Ortec International, Inc. (the "Company") had outstanding 1,200,000 publicly traded Class A Warrants (the "Class A Warrants"), each Class A Warrant entitling the holder thereof to purchase one (1) share of Common Stock of the Company at an exercise price of $10.00 per share. The Class A Warrants were scheduled to expire, pursuant to their original terms, on July 19, 1997. On July 1, 1997 such expiration date was extended to November 3, 1997. Prior to October 29, 1997, approximately 300,000 of the 1,200,000 outstanding Class A Warrants had already been exercised.

         On October 29, 1997, the Board of Directors of the Company extended the term of the remaining outstanding Class A Warrants a second time so that the Class A Warrants will expire at 5:00 p.m., Eastern Standard Time, on December 31, 1997. The Board took such action for the following reasons: (i) recent communications concerning the expiration date of the Class A Warrants from brokers to their customers did not make clear that the holders of the Class A Warrants had the option to sell their warrants as well as exercise them or let them expire; (ii) notices distributed to Class A Warrant holders warning of the November 3, 1997 expiration date did not reach many of such holders; (iii) in the opinion of the Board, recent turmoil in the stock markets prevented Class A Warrant holders from making decisions to exercise their Class A Warrants that they would otherwise make in a less turbulent market; and (iv) in the opinion of the Board, recent increased interest in the Company in the financial community indicated a greater probability that more Class A Warrants would be exercised as a result of this short extension of the expiration date, thereby providing the Company with additional capital.

         Other then the extension of the expiration date, the directors did not change the exercise price, the redemption provisions or any other provisions of the Class A Warrants. The Board stated that there will not be any further extensions of the expiration date of the Class A Warrants beyond December 31, 1997.

         Statements in this Current Report on Form 8-K which express the "belief", "anticipation" or "expectation", as well as other statements which are not historical fact, and statements as to future exercise of warrants, insofar as they may apply prospectively, are forward-looking statements within the meaning and pursuant to the Safe Harbor provisions of the Securities Litigation Reform Act of 1995 and involve risks and uncertainties. Actual results may differ significantly from the results discussed in this Current Report on Form 8-K or in other forward-looking statements presented by management. Factors that might cause such a difference include, but are not limited to, development by the Company's competitors of new technologies or products that are more effective than the Company's, risks of


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failure of clinical trials, dependence on and retention of key personnel, protection of proprietary technology, compliance with U.S. Food and Drug Administration regulations, continued availability of raw material for the Company's products, availability of product liability insurance in the event of commercialization of the Company's products, ability to effect transition from pilot-scale manufacturing to large-scale commercial production of products, uncertainty as to the availability of additional capital on acceptable terms, if at all, and the demand for the Company's products, if and when commercially available.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  November 4, 1997                     ORTEC INTERNATIONAL, INC.



                                             By:/s/ Steven Katz
                                                Dr. Steven Katz
                                                President


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